Exhibit 99.1

CyrusOne Announces CEO Transition

February 20, 2020

Tesh Durvasula appointed CEO

DALLAS--(BUSINESS WIRE)--Feb. 20, 2020-- CyrusOne Inc. (NASDAQ: CONE), a premier global data center REIT, today announced that the Company’s Board of Directors has appointed Tesh Durvasula as President & Chief Executive Officer. This appointment follows Gary Wojtaszek stepping down as President & Chief Executive Officer, and as a director of the Company, by mutual agreement with the Board effective upon the filing of the Company’s Form 10-K for the fiscal year ended December 31, 2019. Mr. Wojtaszek will provide transition assistance.

Mr. Durvasula will serve as the Company’s President & CEO on an interim basis while the Board undertakes a search to identify the Company’s next CEO, which will include consideration of Mr. Durvasula as well as external candidates.

Alex Shumate, Chairman of the CyrusOne Board, said, “On behalf of the entire Board, I would like to thank and recognize Gary Wojtaszek for his strong leadership and vision that has enabled CyrusOne to become one of the largest and most successful data center companies in the world. Under Gary’s leadership, the company has grown to nearly $1 billion in revenue, expanded into Europe, Asia and Latin America, achieved an investment grade credit rating, and had a stock price that outperformed its public data center peers, as well as both the RMZ and S&P 500 indexes, since the Company’s IPO in January 2013.”

Mr. Shumate continued, “Tesh is an industry veteran with over 20 years of experience in fiber optics, interconnection and data centers. During his more than 7 years at CyrusOne, including serving as Chief Commercial Officer and his most recent role as President of Europe, Tesh has demonstrated that he is a strong and dynamic leader who is customer focused and knows our business well. He has worked closely with our teams across the company to execute our strategy and deliver results. We are confident that Tesh’s experience positions him well to lead the Company as our CEO during this transition.”

Mr. Durvasula said, “I know that I speak for everyone at CyrusOne in thanking Gary for his strong leadership and vision. Over the years, Gary has helped create a strong company culture at CyrusOne focused on excellent customer service and delivering shareholder value, which will remain unchanged.”

Mr. Wojtaszek added, “It has been a tremendous journey and privilege to serve as the CEO and a Board member of CyrusOne since its IPO and spin-off from Cincinnati Bell. From helping take the company public, to expanding overseas and emerging as one of the top data center companies in the world, I am incredibly proud of what we have accomplished and the culture we have created. I believe in the mission of CyrusOne, I have confidence in Tesh and the team, and look forward to seeing the company continue to succeed and expand.”

4Q’19 Financial Results

In a separate press release issued yesterday, CyrusOne reported its financial results for the fourth quarter and full year 2019. CyrusOne will host a conference call and live webcast at 11:00 am Eastern Time (10:00 am Central Time) today to discuss its financial results. The live webcast and a replay will be available on the CyrusOne website at https://investor.cyrusone.com/events-and-presentations.

Safe Harbor Note

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which the Company operates and the beliefs and assumptions of the Company’s management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of the Company’s future financial performance, the Company’s anticipated growth, and trends in the Company’s businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause the Company’s actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents the Company files with the Securities and Exchange Commission (the “SEC”). More information on potential risks and uncertainties is available in the Company’s recent filings with the SEC, including the Company’s Form 10-K report, Form 10-Q reports, and Form 8-K reports. The Company disclaims any obligation other than as required by law to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors or for new information, data or methods, future events or other changes.

About CyrusOne

CyrusOne (NASDAQ: CONE) is a real estate investment trust (REIT) specializing in highly reliable enterprise-class, carrier-neutral data center properties. The Company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for approximately 1,000 customers, including more than 200 Fortune 1000 companies.

With a track record of meeting and surpassing the aggressive speed-to-market demands of hyperscale cloud providers, as well as the expanding IT infrastructure requirements of the enterprise, CyrusOne provides the flexibility, reliability, security, and connectivity that foster business growth. CyrusOne offers a tailored, customer service-focused platform and is committed to full transparency in communication, management, and service delivery throughout its nearly 50 data centers worldwide. Additional information about CyrusOne can be found at www.CyrusOne.com.